SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2007

LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51476	20-2903526
(Commission File Number)	(I.R.S. Employer Identification No.)

248 Route 25A, No. 2, East Setauket, New York	11733
(Address of Principal Executive Offices)	(Zip Code)

631-942-7959
(Registrant’s Telephone Number, Including Area Code)

SRKP 7, INC. 1900 Avenue of the Stars, Los Angeles, CA 90067
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Agreement

On February 5, 2007 (the “Effective Date”), Lixte Biotechnology Holdings, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Chem-Master International, Inc. (“Chem-Master”) pursuant to which Lixte engaged Chem-Master to synthesize the compound designated LB-1 (as more fully described in the Agreement) and any other compound synthesized by Chem-Master pursuant to the Company’s request which has potential use in treating a disease, including, without limitation, cancers such as glioblastomas.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Agreement, the Company agreed to grant to Chem-Master a five-year option to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.33⅓ per share. Additionally, provided that the Agreement is not terminated by Lixte without cause or by any party for cause prior to the second anniversary of the Agreement, the Company agreed to grant to Chem-Master a five year option to purchase an additional 100,000 shares of the Company’s common stock at $0.33 1/3 share.

Item 9.01	Financial Statements and Exhibits

(c)    Exhibits

Exhibit 10.1	Agreement between Lixte Biotechnology Holdings, Inc. and Chem-Master International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

Date: February 6, 2007	By:	/s/ John S. Kovach
John S. Kovach, Chairman of the Board and Chief Executive Officer (principal executive officer)